UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2023 (April 6, 2023)

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4225 Executive Square, Suite 600

La Jolla, CA 92037

(Address of principal executive offices, including zip code)

(858) 247-0520

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	ZURAW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2023, Preston Klassen notified Zura Bio Limited (the “Company”) that he intended to resign as the Company’s President and Chief Operating Officer. Dr. Klassen’s last day of employment at the Company will be April 11, 2023. Chris Cabell, the Company’s Chief Medical Officer and Executive Vice President, will be taking on Dr. Klassen’s duties going forward.

On April 7, 2023, the Company and Dr. Klassen entered into an agreement regarding his separation from the Company (the “Agreement”). The Agreement provides that, following his separation from the Company, Dr. Klassen will cooperate with the Company on matters that he worked on during his employment. The Agreement also provides that, so long as Dr. Klassen does not revoke the Agreement and meets his obligations thereunder, 59,594 of the stock options previously granted to him will become vested and exercisable, with any shares purchased under the option subject to an 18-month lockup period. Dr. Klassen will be able to exercise the vested option by electing a net cashless exercise for purposes of both paying the exercise price and meeting minimum required tax withholding requirements. The Agreement also contains a release of claims and incorporates customary obligations of confidentiality and non-disparagement. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Prior to joining the Company in February 2023, Dr. Klassen served as President and Chief Executive Officer of Metacrine, Inc. from June 2020 to February 2023 and as a member of its Board of Directors from June 2020 to March 2023. From March 2017 to June 2020, Dr. Klassen served as Executive Vice President, Head of Research and Development and Chief Medical Officer of Arena Pharmaceuticals, Inc., a biopharmaceutical company. From June 2016 to March 2017, he was Chief Medical Officer of Laboratoris Sanifit S.L., a biotechnology company. From November 2009 to May 2016, Dr. Klassen served as Executive Vice President, Head of Global Development at Orexigen Therapeutics, Inc., which filed a voluntary Chapter 11 petition in the United States Bankruptcy Court for the District of Delaware in March 2018.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Severance and General Release Agreement, dated April 7, 2023, by and between Zura Bio Limited and Preston Klassen.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zura Bio Limited

Dated: April 7, 2023
	By:	/s/ Someit Sidhu
Someit Sidhu
Chief Executive Officer